As filed with the Securities and Exchange Commission on September 19, 2006
                                                  Registration No. 333-_________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                     58-2213805
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

             600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GEORGIA 30339 (Address of principal executive offices, including zip code)


   SHARES UNDER PRG-SCHULTZ INTERNATIONAL, INC. 2006 MANAGEMENT INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------
                                VICTOR A. ALLUMS
                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                             ATLANTA, GEORGIA 30339
                     (Name and address of agent for service)
                                 (770) 779-3900
          (Telephone number, including area code, of agent for service)
                               -------------------

                                    COPY TO:
                           B. JOSEPH ALLEY, JR., ESQ.
                            ARNALL GOLDEN GREGORY LLP
                         171 17TH STREET, NW, SUITE 2100
                             ATLANTA, GEORGIA 30363
                                 (404) 873-8688
                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================== ============== ========================== ======================== ======================
    TITLE OF SECURITIES TO BE      AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
           REGISTERED              REGISTERED(1)  OFFERING PRICE PER SHARE     AGGREGATE OFFERING       REGISTRATION FEE
                                                                                      PRICE
---------------------------------- -------------- -------------------------- ------------------------ ----------------------
Common Stock, no par value per       2,100,000           $ 5.81(2)             $ 12,201,000(2)           $ 1,306
share
---------------------------------- -------------- -------------------------- ------------------------ ----------------------

(1) Includes 2,100,000 shares that may be issued under the PRG-Schultz International, Inc. 2006 Management Incentive Plan; and an indeterminate number of additional shares to adjust the number of shares that may be issued under the foregoing as the result of any future stock split, stock dividend, or similar adjustment of PRG-Schultz International's common stock.

(2) The offering price for such shares is estimated  pursuant to Rule 457(c) and
(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's common stock on September 15, 2006, as quoted on The Nasdaq Global Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following   documents   filed  by  PRG-Schultz   International,   Inc.
("PRG-Schultz" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     o Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Form 10-K/A filed on April 28, 2006;

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as amended by Form 10-Q/A filed on May 18, 2006;

     o    Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

     o    Current Report on Form 8-K filed on February 1, 2006;

     o    Current Report on Form 8-K filed on February 6, 2006;

     o    Current Report on Form 8-K filed on February 6, 2006;

     o    Current Report on Form 8-K filed on February 10, 2006;

     o    Current Report on Form 8-K filed on March 21, 2006;

     o    Current Report on Form 8-K filed on March 22, 2006;

     o    Current Report on Form 8-K filed on March 23, 2006;

     o    Current Report on Form 8-K filed on April 3, 2006;

     o    Current Report on Form 8-K filed on April 20, 2006;

     o    Current Report on Form 8-K filed on April 27, 2006;

     o Current Report on Form 8-K filed on May 16, 2006, as amended by Form 8-K/A filed on May 23, 2006;

     o    Current Report on Form 8-K filed on May 23, 2006;

     o    Current Report on Form 8-K filed on May 24, 2006;

     o    Current Report on Form 8-K filed on June 6, 2006;

     o    Current Report on Form 8-K filed on June 20, 2006;

     o    Current Report on Form 8-K filed on June 29, 2006;

     o    Current Report on Form 8-K filed on July 5, 2006;

     o    Current Report on Form 8-K filed on July 25, 2006;

     o    Current Report on Form 8-K filed on August 17, 2006; and

     o The description of PRG-Schultz's common stock contained in PRG-Schultz's Registration Statement on Form S-1 (Registration No. 333-134698) as declared effective by the Commission on August 15, 2006.

     In addition, all reports and documents subsequently filed by PRG-Schultz pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the common stock covered by this registration statement are being passed upon by Arnall Golden Gregory LLP.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Legally Authorized Indemnification. Under the Company's articles, bylaws, and Georgia law, the Company may indemnify (or obligate itself to indemnify, pursuant to an agreement or otherwise) a director or officer for any liability or expenses incurred in any of several types of legal proceedings and lawsuits, whether threatened, pending or completed; whether civil, criminal, administrative, arbitrative, or investigative; and whether formal or informal.

     However, the Company may not indemnify any director or officer who has been adjudged liable or is subjected to injunctive relief for any of the following:

     o    misappropriation of a business opportunity;
     o    intentional misconduct or a knowing violation of law;
     o    receipt of an improper personal benefit; or
     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).

     Advancement or reimbursement of expenses prior to a final disposition requires a written affirmation that the foregoing criteria were met and an undertaking to repay any advances if it is ultimately determined that the criteria were not met.

     Legally Required Indemnification. Georgia law requires the Company to indemnify any director who was wholly successful in defense of the proceeding for his or her reasonable expenses incurred. The Company's bylaws also require indemnification of officers and directors under these circumstances.

     Indemnification Provided by Bylaws. The Company's bylaws require PRG-Schultz to indemnify its directors and officers against liability incurred in the defense of any proceeding, to which he or she was made a party by reason of the fact that he or she is or was a director or officer of PRG-Schultz, if he or she acted in a manner he or she believed in good faith to be in, or not opposed to, the best interest of PRG-Schultz, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. PRG-Schultz is also required to provide advances of expenses incurred by a director or officer in defending such proceeding upon receipt of a written affirmation of such officer or director that he or she has met certain standards of conduct and an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by PRG-Schultz.

     Indemnification required under the bylaws does not cover:

     o proceedings by (or in the right of) the Company for which he or she was adjudged liable; or

     o proceedings in which he or she was held liable for improper receipt of a personal benefit.

     However, because the indemnification required by the bylaws is nonexclusive, the foregoing limitation does not prevent the Company from indemnifying an officer or director for any liabilities other than those specifically prohibited by Georgia law, as discussed above under "-Legally Authorized Indemnification."

     Indemnification Agreements. PRG-Schultz has entered into indemnification agreements with each of its directors and certain executive officers ("Indemnitees"). Pursuant to such agreements, subject to the restrictions on indemnification imposed by Georgia law discussed above, under "-Legally Authorized Indemnification," PRG-Schultz is required to indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding (including without limitation any such proceeding brought by or in the right of PRG-Schultz), because he or she is or was a director or officer of PRG-Schultz (or because he or she is or was serving at the request of PRG-Schultz in any of specified capacities for some other entity), or because of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The agreements also provide that under certain circumstances all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by PRG-Schultz to the Indemnitee within a specified period after PRG-Schultz's receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding.

     Indemnification for Securities Law Liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling PRG-Schultz pursuant to the foregoing provisions of the Georgia Business Corporation Code and
PRG-Schultz's articles of incorporation and bylaws, PRG-Schultz has been informed that indemnification is considered by the Commission to be against public policy and therefore unenforceable.

     D&O Insurance. PRG-Schultz currently maintains an insurance policy which insures the directors and officers of PRG-Schultz against certain liabilities, including certain liabilities under the 1933 Act.

     Indemnification under Stock Incentive Plan. Pursuant to PRG-Schultz's Stock Incentive Plan (the "Plan"), in addition to such other rights of indemnification that they may have as directors of PRG-Schultz or as members of the Compensation Committee of the Board of Directors of PRG-Schultz (the "Committee"), and subject to applicable restrictions under Georgia law as described above under "-Legally Authorized Indemnification," the members of the Committee shall be indemnified by PRG-Schultz against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by PRG-Schultz) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties.

     Elimination of Monetary Liability of Directors. Under the Company's articles of incorporation, directors cannot be held personally liable to the Company or its shareholders for monetary damages, except liability for:

     o    misappropriation of a business opportunity;

     o    intentional misconduct or a knowing violation of law;

     o    receipt of an improper personal benefit; or

     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).

ITEM 8.           EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION

3.1            Restated    Articles   of   Incorporation   of   the   Registrant
               (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on August 17, 2006).

3.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

4.1*           Specimen Common Stock Certificate.

4.2            See  Restated   Articles  of  Incorporation  and  Bylaws  of  the
               Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30,
               2002).

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2005, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).

4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10           Indenture  dated as of March 17,  2006  governing  the 10% Senior
               Convertible Notes due 2011, with Form of Note appended (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5*             Opinion of Arnall Golden Gregory LLP

23.1*          Consent of KPMG LLP

23.2* Consent of Arnall Golden Gregory LLP (included in Exhibit 5 hereto)

24.1*          Power of Attorney (included as part of the signature page hereto)

99.1           PRG-Schultz   International,   Inc.  Management   Incentive  Plan
               (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed on July 5, 2006).

99.2           Form  of  Performance  Unit  Grant  Agreement   (incorporated  by
               reference to Appendix B to the Registrant's Definitive Proxy Statement filed on July 5, 2006).


---------------------------
* Filed herewith.


ITEM 9. UNDERTAKINGS

     A. RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 19, 2006.



                                      PRG-SCHULTZ INTERNATIONAL, INC.

                                      By: /s/ James B. McCurry
                                         ------------------------------------
                                         James B. McCurry
                                         President, Chief Executive Officer and
                                         Chairman of the Board
                                         (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints James B. McCurry, Peter Limeri and Victor A. Allums, or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

               SIGNATURE                                       TITLE                                  DATE

/s/ James B. McCurry                            President, Chief Executive Officer             September 19, 2006
---------------------------------------               and Chairman of the Board
               James B. McCurry                    (Principal Executive Officer)


/s/ Peter Limeri                               Chief Financial Officer and Treasurer           September 19, 2006
---------------------------------------            (Principal Financial Officer)
                Peter Limeri


/s/ Robert B. Lee                         Senior Vice President - Finance and Controller       September 19, 2006
---------------------------------------           (Principal Accounting Officer)
             Robert B. Lee


/s/ David A. Cole                                            Director                          September 19, 2006
---------------------------------------
                David A. Cole


/s/ Eugene I. Davis                                          Director                          September 19, 2006
---------------------------------------
            Eugene I. Davis


/s/ Patrick G. Dills                                         Director                          September 19, 2006
---------------------------------------
              Patrick G. Dills


/s/ N. Colin Lind                                            Director                          September 19, 2006
---------------------------------------
                N. Colin Lind


/s/ Philip J. Mazzilli, Jr.                                  Director                          September 19, 2006
---------------------------------------
          Philip J. Mazzilli, Jr.


/s/ Steven Rosenberg                                         Director                          September 19, 2006
---------------------------------------
            Steven Rosenberg

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

3.1            Restated    Articles   of   Incorporation   of   the   Registrant
               (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on August 17, 2006).

3.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

4.1*           Specimen Common Stock Certificate.

4.2            See  Restated   Articles  of  Incorporation  and  Bylaws  of  the
               Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30,
               2002).

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2005, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).

4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10           Indenture  dated as of March 17,  2006  governing  the 10% Senior
               Convertible Notes due 2011, with Form of Note appended (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5*             Opinion of Arnall Golden Gregory LLP

23.1*          Consent of KPMG LLP

23.2* Consent of Arnall Golden Gregory LLP (included in Exhibit 5 hereto)

24.1*          Power of Attorney (included as part of the signature page hereto)

99.1           PRG-Schultz   International,   Inc.  Management   Incentive  Plan
               (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed on July 5, 2006).

99.2           Form  of  Performance  Unit  Grant  Agreement   (incorporated  by
               reference to Appendix B to the Registrant's Definitive Proxy Statement filed on July 5, 2006).


---------------------------
* Filed herewith.